EXHIBIT 32.1

Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1.	I am the Chief Executive Officer of National Rural Utilities Cooperative Finance Corporation ("CFC"), servicer of the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997.

2.	To the best of my knowledge:

(A)

The Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997's March 31, 2004 Form 10-K filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

	(B)	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997.

Dated: March 31, 2005

By:	/s/ SHELDON C. PETERSEN
Sheldon C. Petersen
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 and will be retained by Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 and furnished to the Securities and Exchange Commission or its staff upon request.